Exhibit 99.1

PRESS RELEASE

FOR:	MDC Partners Inc.	CONTACT:	David Doft
	950 Third Avenue, 5th Floor		Chief Financial Officer
	New York, NY 10022		646-429-1818
ddoft@mdc-partners.com

 MDC PARTNERS INC. REPORTS RECORD RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2011

Maintains Quarterly Dividend of $0.14 per Share

FIRST QUARTER HIGHLIGHTS:
•	Revenue increased to $217.5 million versus $135.9 million in Q1 2010, an increase of 60.0%
•	Organic revenue increased 26.5% for Q1 2011, an over 1,200 basis point acceleration from Q4 2010
•	EBITDA increased to $14.8 million versus $9.3 million in Q1 2010, an increase of 59.1%
•	Free Cash Flow before working capital improved to $0.8 million versus an outflow of ($1.4) million in Q1 2010
•	Total Free Cash Flow including working capital was an outflow of ($30.2) million, consistent with the seasonality of our business, versus an outflow of ($13.5) million in Q1 2010
•	Technology and digital services revenue made up 51% of total revenues in Q1 2011
•	Net new business wins of $8.2 million for Q1 2011

NEW YORK, NY (April 28, 2011) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2011.

“What a terrific way to begin the year,” said Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners. “The transformational work that our partners continue to produce for our clients, and our unique understanding of how consumers consume influence in a digital economy is resulting in market leading organic revenue growth of 26.5 percent and our strongest EBITDA results for Q1.  We are building a business that is at the forefront of where this industry is going, and are creating platforms that have longevity, rather than short-term campaigns, leading to long lasting relationships with clients driven by increasing return on marketing investment and resulting in a strong pace of new business. While it’s still early in the year, with our differentiated model and a smart approach to investment and cost management, we are reiterating our 2011 fiscal year guidance.”

Guidance for 2011 is maintained as follows:

Implied
	2011	Year over Year
	Guidance	Change
Revenue	$850 - $870 million	+21.8% to +24.7%
EBITDA	$108 - $112 million	+25.3% to +29.9%
Free Cash Flow	$43 - $46 million	+29.9% to +39.0%
+ Change in Working Capital and Other	+$5 million
Total Free Cash Flow	$48 - $51 million	-35.0% to -30.9%

Consolidated revenue for the first quarter of 2011 was $217.5 million, an increase of 60.0% compared to $135.9 million in the first quarter of 2010.  EBITDA (as defined) for the first quarter of 2011 was $14.8 million compared to $9.3 million in the first quarter of 2010.  Net income attributable to MDC Partners in the first quarter was a loss of $8.7 million compared to a loss of $10.2 million in the first quarter of 2010.  Diluted earnings per share from continuing operations attributable to MDC Partners common shareholders for the first quarter of 2011 was a loss of ($0.31) compared with a loss of ($0.35) per share in the same period of 2010.  Free cash flow from operations (as defined) was $0.8 million in the first quarter of 2011, compared with an outflow of ($1.4) million in the first quarter of 2010.

 “Our strong results this quarter sets us up nicely to deliver the organic growth, margin expansion and free cash flow generation that we forecasted for 2011,” said David Doft, Chief Financial Officer.  “We are confident that we can approach a $1 billion run rate in revenue in the next nine months and the capital raise that we recently successfully completed underscores how strongly the market believes in our model and prospects for future shareholder value creation. While our balance sheet provides us with the flexibility to build on the momentum we have right now, we will continue to take a conservative and disciplined approach to growth, with particular emphasis on organic growth.”

Add-On Senior Notes Offering Completed On April 19, 2011

On April 19, 2011, MDC Partners completed a private offering of US$55 million aggregate principal amount of 11% senior unsecured notes due 2016 (the “Notes”).  The Notes were priced at a premium to par at an issue price of 111%, resulting in a yield-to-maturity of approximately 8%.  Gross proceeds received from this offering were approximately $61.1 million. MDC Partners used the net proceeds of this offering to repay borrowings under its senior secured revolving credit facility.  The new Notes are a follow-on issue to the Company’s outstanding senior unsecured notes.

“We are thrilled to have been able to opportunistically take advantage of favorable credit market conditions to raise incremental capital.  The successful bond offering provides added flexibility with which to fund our growth strategy,” added Mr. Nadal. “The continued reduction in our cost of capital and added liquidity is a testament to the strong results we have delivered since initially issuing our bonds in the public markets in October 2009.  We expect this additional capital will be a key driver of our ability to deliver growing incremental shareholder value in the future.”

MDC Partners Announces $0.14 per Share Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.14 per share on all of its outstanding Class A shares and Class B shares.  The dividend will be payable on or about May 31, 2011 to shareholders of record at the close of business on May 16, 2011.

Conference Call

Management will host a conference call on Friday, April 29, 2011 at 8:00 a.m. (ET) to discuss results.  The conference call will be accessible by dialing 1-647-427-7450 or toll free 1-888-231-8191.  An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Friday, May 13, by dialing 1-416-849-0833 or toll free 1-800-642-1687 (passcode 62983172) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is a Business Transformation Organization that utilizes technology, marketing communications, data analytics and insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, Europe, and the Caribbean.

MDC’s durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting EBITDA and EBITDA margin (as defined) for the three months ended March 31, 2011 and 2010; and (2) presenting Total Free Cash Flow, Free Cash Flow and Free Cash Flow per Share (as defined) for the three months ended March 31, 2011 and 2010.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010

Revenue	$217,502	$135,915

Operating Expenses:
Cost of services sold	159,144	96,571
Office and general expenses	45,731	34,277
Depreciation and amortization	10,383	5,816
	215,258	136,664

Operating profit (loss)	2,244	(749)

Other Income (Expenses):
Other income (expense)	311	(588)
Interest expense and finance charges	(9,564)	(7,028)
Interest income	32	31

Loss from continuing operations before income taxes
and equity in affiliates	(6,977)	(8,334)

Income tax expense	358	249

Loss from continuing operations before equity in affiliates	(7,335)	(8,583)
Equity in earnings (loss) of non-consolidated affiliates	255	(104)

Loss from continuing operations	(7,080)	(8,687)
Loss from discontinued operations, net of taxes	-	(476)
Net loss	(7,080)	(9,163)
Net income attributable to the noncontrolling interests	(1,605)	(1,023)
Net loss attributable to MDC Partners Inc.	$(8,685)	$(10,186)

Loss Per Common Share:
Basic and Diluted:
Loss from continuing operations attributable to MDC
Partners Inc. common shareholders	$(0.31)	$(0.35)
Discontinued operations	$0.00	$(0.02)
Net loss attributable to MDC Partners Inc.
common shareholders	$(0.31)	$(0.37)

Weighted Average Number of Common Shares:
Basic	28,200,111	27,631,903
Diluted	28,200,111	27,631,903

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2011

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$141,493	$76,009	-	$217,502

Operating income (loss) as reported	$7,723	$1,331	$(6,810)	$2,244
margin	5.5%	1.8%		1.0%

Add:
Depreciation and amortization	5,807	4,472	104	10,383
Stock-based compensation	1,547	505	2,222	4,274
Acquisition deal costs	287	281	-	568
Deferred acquisition consideration adjustments to P&L	(396)	(2,581)	-	(2,977)
Profit distributions from affiliates	-	-	267	267

EBITDA *	$14,968	$4,008	$(4,217)	$14,759
margin	10.6%	5.3%		6.8%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended March 31, 2010

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$91,258	$44,657	-	$135,915

Operating income (loss) as reported	$6,779	$(2,652)	$(4,876)	$(749)
margin	7.4%	-5.9%		-0.6%

Add:
Depreciation and amortization	3,284	2,439	93	5,816
Stock-based compensation	1,753	366	1,349	3,468
Acquisition deal costs	-	399	-	399
Deferred acquisition consideration adjustments to P&L	196	138	-	334
Profit distributions from affiliates	-	-	7	7

EBITDA*	$12,012	$690	$(3,427)	$9,275
margin	13.2%	1.5%		6.8%

* EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs , deferred acquisition consideration adjustments and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2011	2010
EBITDA	$14,759	$9,275
Net Income Attibutable to Noncontrolling Interests	(1,605)	(1,023)
Capital Expenditures, net (1)	(3,900)	(2,762)
Cash Taxes	(64)	(645)
Cash Interest, net & Other	(8,365)	(6,276)

Free Cash Flow (2)	$825	$(1,431)

Changes in Working Capital	(31,022)	(12,065)
Total Free Cash Flow (2)	$(30,197)	$(13,496)

Diluted Common Shares Outstanding	28,200,111	27,631,903

Total Free Cash Flow per Share	$(1.07)	$(0.49)

(1) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.
(2) Free Cash Flow and Total Free Cash Flow are non-GAAP measures.  As shown above, Free Cash Flow represents EBITDA less net income attributable to noncontrolling interests, less capital expenditures, less net cash interest (including interest paid and to be paid on the 11% Senior Notes), less cash taxes plus realized cash foreign exchange gains. Total Free Cash Flow represents Free Cash Flow plus changes in working capital plus other changes in cash.

SCHEDULE 4

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	March 31,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$6,962	$10,949
Accounts receivable, net	203,882	195,306
Expenditures billable to clients	50,014	30,414
Other current assets	15,333	13,455
Total Current Assets	$276,191	$250,124

Fixed assets, net	42,541	41,053
Investment in affiliates	128	-
Goodwill	545,902	514,488
Other intangible assets, net	65,473	67,133
Deferred tax assets	21,680	21,603
Other assets	22,822	19,947
Total Assets	$974,737	$914,348

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$105,830	$131,074
Accrued and other liabilities	73,318	64,050
Advance billings	133,635	124,993
Current portion of long term debt	1,584	1,667
Current portion of deferred acquisition consideration	32,649	30,887
Total Current Liabilities	347,016	352,671

Revolving credit facility	59,741	-
Long-term debt	284,857	284,549
Long-term portion of deferred acquisition consideration	70,759	77,104
Other liabilities	12,235	10,956
Deferred tax liabilities	19,558	19,642
Total Liabilities	794,166	744,922

Redeemable Noncontrolling Interests	89,848	77,560

Shareholders' Equity:
Common shares	227,618	226,753
Additional paid in capital	-	-
Charges in excess of capital	(11,076)	(16,809)
Accumulated deficit	(155,285)	(146,600)
Stock subscription receivable	(135)	(135)
Accumulated other comprehensive loss	(3,206)	(4,148)
MDC Partners Inc. Shareholders' Equity	57,916	59,061
Noncontrolling Interests	32,807	32,805
Total Equity	90,723	91,866

Total Liabilities, Redeemable Noncontrolling
Interests and Equity	$974,737	$914,348

SCHEDULE 5

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	Three Months Ended March 31,
	2011	2010

Cash flows used in continuing operating activities	$(37,066)	$(8,464)
Discontinued operations	-	(475)
Net cash used in operating activities	(37,066)	(8,939)

Net cash used in continuing investing activities	(22,165)	(25,704)
Discontinued operations	-	(439)
Net cash used in investing activities	(22,165)	(26,143)

Net cash provided by continuing financing activities	55,198	4,509

Effect of exchange rate changes on cash and cash equivalents	46	(106)

Net decrease in cash and cash equivalents	$(3,987)	$(30,679)